SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 23, 2001


                              WORLDBID CORPORATION
             (Exact name of registrant as specified in its charter)


          Nevada                       000-26729                 88-0427619
(State or other jurisdiction of       (Commission              (IRS Employer
       incorporation)                 File Number)          (Identification No.)


      Suite 1100, 1175 Douglas Street, Victoria, British Columbia V8W 2E1
               (Address of principal executive offices) (Zip Code)


                                 (250) 475-2248
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

         See the disclosure in Item 5 below.

Item 3.  Bankruptcy or Receivership

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable.

Item 5.  Other Events


     Worldbid Corporation, a Nevada corporation (the "Registrant"), entered into an Agreement and Plan of Merger, dated as of February 2, 2001 (the "Merger Agreement"), by and among the Registrant, RequestAmerica.com, Inc., a privately held California corporation ("RequestAmerica") and Worldbid (Acquisition) Corporation, a Nevada corporation and wholly-owned subsidiary of the Registrant ("Worldbid Acquisition").

     Pursuant to the Merger Agreement, the Registrant acquired RequestAmerica by way of a triangular merger in which Worldbid Acquisition was merged with and into RequestAmerica, with RequestAmerica continuing as the surviving corporation (the "Merger"). The Registrant issued a total of 750,000 shares of common stock in consideration of all of the issued and outstanding shares of capital stock of RequestAmerica and agreed to assume all of the outstanding options of RequestAmerica under the RequestAmerica 2000 Stock Option/Stock Issuance Plan (the "Stock Option Plan"). Each shareholder of RequestAmerica (each, a "RequestAmerica Shareholder") was entitled to receive 0.0456093 shares of common stock of the Registrant (the "Exchange Ratio") for each share of common stock of RequestAmerica, plus a cash payment for fractional shares. Holders of RequestAmerica options will be eligible to exercise their stock options for the Registrant's common stock, adjusted in accordance with the Exchange Ratio, under the same terms of their option grants and the Stock Option Plan.

     The Registrant also agreed to issue an additional 750,000 shares of its common stock to the RequestAmerica Shareholders as an earn out payment (the "Earn Out Shares") (i) on or prior to the second anniversary of the date of the Agreement, subject to the satisfaction of certain earn out financial performance criteria or (ii) in the event of a shareholder approved change of control in the Registrant in which a third-party obtains 75% of the Registrant or upon the sale or transfer of all or substantially all of the assets of the Registrant.

     RequestAmerica and the RequestAmerica Shareholders agreed to indemnify the Registrant for damages resulting from any claim(s) in excess of $50,000 (in aggregate), which arise out of the breach of the representations, warranties, covenants and/or agreements under the Merger Agreement. The representations and warranties expire one year from the date of the Merger Agreement. The Registrant's claims for indemnification are to be satisfied out of the Earn Out Shares, and the Registrant's damages are limited to the Earn Out Shares.

     The Merger was effected by the filing of (i) Articles of Merger in the State of Nevada on February 23, 2001, and (ii) an Agreement of Merger, Certificate of Approval of Agreement of Merger of Worldbid (Acquisition) Corporation and Certificate of Approval of Agreement of Merger of RequestAmerica.com, Inc. in the State of California on February 26, 2001.

     After giving effect to the Merger, RequestAmerica became a wholly-owned subsidiary of the Registrant.

Item 6.  Resignations of Registrant's Directors

         Not Applicable.

Item 7.  Financial Statements and Exhibits

     (a)  Financial  statements  of  businesses  acquired:   RequestAmerica.com,
          Inc.'s audited statements for the year ended December 31, 2001, will be filed by amendment

     (b)  Pro forma financial information: To be filed by amendment

     (c) Exhibits Regulation Consecutive S-K Number Document Page Number 2.1(1) Agreement and Plan of Merger dated February 2, 2001

        Exhibit
        Number      Description
        ------      -----------

        2.1(1)      Agreement and Plan of Merger dated February 2, 2001

        2.2 (1) Amendment No. 1 to the Agreement and Plan of Merger dated February 21, 2001

        2.3(1) Articles of Merger of Worldbid (Acquisition) Corporation with and into RequestAmerica.com, Inc.

        2.4 Agreement of Merger by and between Worldbid (Acquisition) Corporation and RequestAmerica.com, Inc.

        2.5 Certificate of Approval of Agreement of Merger of Worldbid (Acquisition) Corporation

        2.6         Certificate   of   Approval  of   Agreement   of  Merger  of
                    RequestAmerica.com,  Inc.

        2.7(1)      RequestAmerica.com,  Inc. 2000 Stock  Option/Stock  Issuance
                    Plan
        ----------

        (1) Filed without Exhibits or Schedules, which will be made available upon written request.


Item 8.  Change in Fiscal Year

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WORLDBID CORPORATION


March 6, 2001                             By:  /s/ Barry Alexander
                                               ---------------------------------
                                               Barry Alexander, Secretary

                                  EXHIBIT INDEX


Exhibit
Number      Description
------      -----------

2.1(1)      Agreement and Plan of Merger dated February 2, 2001

2.2 (1) Amendment No. 1 to the Agreement and Plan of Merger dated February 21, 2001

2.3(1) Articles of Merger of Worldbid (Acquisition) Corporation with and into RequestAmerica.com, Inc.

2.4 Agreement of Merger by and between Worldbid (Acquisition) Corporation and RequestAmerica.com, Inc.

2.5 Certificate of Approval of Agreement of Merger of Worldbid (Acquisition) Corporation

2.6         Certificate   of   Approval  of   Agreement   of  Merger  of
            RequestAmerica.com,  Inc.

2.7(1)      RequestAmerica.com,  Inc. 2000 Stock  Option/Stock  Issuance
            Plan
----------

(1) Filed without Exhibits or Schedules, which will be made available upon written request.